As filed with the Securities and Exchange Commission on June 26, 2008
     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POTASH CORPORATION OF SASKATCHEWAN INC.
(Exact name of registrant as specified in its charter)

Canada	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
122 - 1st Avenue South
Saskatoon, Saskatchewan, Canada S7K 7G3
(Address, including zip code, of Principal Executive Offices)

PCS Nitrogen 401(k) Savings Plan
and
White Springs Agricultural Chemicals, Inc. Savings and Investment Plan
for Collective Bargaining Employees
(Full title of the plans)
William J. Doyle
Potash Corporation of Saskatchewan Inc.
122 – 1st Avenue South
Saskatoon, Saskatchewan, Canada S7K 7G3
(Names and address of agent for service)
(306) 933-8500
(Telephone number, including area code, of agent for service)
Copy to:
Robert Dean Avery
Edward B. Winslow
Jones Day
77 West Wacker
Chicago, Illinois 60601
(312) 782-3939
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Registration Fee
Common Shares, no par value	500,000 shares	$230.87	$115,435,000	$4,537

(1)	Consists of Common Shares of Potash Corporation of Saskatchewan Inc. (the “Registrant”) that may be sold pursuant to the PCS Nitrogen 401(k) Savings Plan and White Springs Agricultural Chemicals, Inc. Savings and Investment Plan for Collective Bargaining Employees (together, the “Plans”). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans described herein.

(2)	Estimated solely for purposes of calculation of the registration fee, based upon the average of the high and low prices reported on the New York Stock Exchange on June 23, 2008 pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:
(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Commission on February 28, 2008.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the Commission on May 9, 2008.

(c)	The Registrant’s Current Report on Form 8-K, filed with the Commission on June 2, 2008.

(d)	The description of the Registrant’s Common Shares contained in the Registrant’s Current Report on Form 8-K filed with the Commission on December 21, 2001.
     In addition, all of the Registrant’s reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports.
     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 124 of the Canada Business Corporations Act authorizes corporations to indemnify past and present directors, officers and certain other individuals for liabilities incurred in connection with their services as such (including costs, expenses and settlement payments) if such individual acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative proceeding, if such individual had reasonable grounds for believing his or her conduct was lawful. In the case of a suit by or on behalf of the corporation, a court must approve the indemnification.
     Section 11(4) of the Registrant’s bylaws provides that the Registrant shall indemnify directors and officers to the extent required or permitted by law.
     The Registrant has entered into agreements with its directors and officers (each an “Indemnitee” under such agreements) to indemnify the Indemnitee, to the extent permitted by law and subject to certain limitations, against all costs reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being an officer or director of (i) the Registrant or (ii) an organization of which the Registrant is a shareholder or creditor if the Indemnitee serves such organization at the request of the Registrant.
     The Registrant maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     See Exhibit Index.
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, Illinois, on the 26th day of June, 2008.

POTASH CORPORATION OF SASKATCHEWAN INC.
By:	/s/ Barbara Jane Irwin
Barbara Jane Irwin
Senior Vice President, Administration

     Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, Illinois, on the 26th day of June, 2008.

PCS NITROGEN 401(K) SAVINGS PLAN
By:	/s/ Barbara Jane Irwin
Barbara Jane Irwin
Senior Vice President, Administration PCS Administration (USA), Inc., as Plan Administrator

     Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, Illinois, on the 26th day of June, 2008.

WHITE SPRINGS AGRICULTURAL CHEMICALS, INC. SAVINGS AND INVESTMENT PLAN FOR COLLECTIVE BARGAINING EMPLOYEES
By:	/s/ Barbara Jane Irwin
Barbara Jane Irwin
Senior Vice President, Administration PCS Administration (USA), Inc., as Plan Administrator

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints William J. Doyle, Wayne R. Brownlee and Joseph A. Podwika, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities indicated, on the dates indicated below.

Signature	Title	Date

/s/ Dallas J. Howe	Chair of the Board	June 26, 2008
Dallas J. Howe

/s/ Wayne R. Brownlee Wayne R. Brownlee	Executive Vice President, Treasurer and Chief Financial Officer (Principal financial and accounting officer)	June 26, 2008

/s/ William J. Doyle	President and Chief Executive Officer	June 26, 2008
William J. Doyle

/s/ John W. Estey	Director	June 26, 2008
John W. Estey

/s/ Wade Fetzer III	Director	June 26, 2008
Wade Fetzer III

/s/ Charles S. Hoffman	Director	June 26, 2008
Charles S. Hoffman

/s/ Alice D. Laberge	Director	June 26, 2008
Alice D. Laberge

/s/ Keith G. Martell	Director	June 26, 2008
Keith G. Martell

/s/ Jeffrey J. McCaig	Director	June 26, 2008
Jeffrey J. McCaig

/s/ Mary Mogford	Director	June 26, 2008
Mary Mogford

/s/ Paul J. Schoenhals	Director	June 26, 2008
Paul J. Schoenhals

/s/ E. Robert Stromberg, Q.C.
E. Robert Stromberg, Q.C.	Director	June 26, 2008

Signature	Title	Date

/s/ Elena Viyella de Paliza	Director	June 26, 2008
Elena Viyella de Paliza

PCS Administration (USA), Inc.

/s/ Joseph A. Podwika	Authorized Representative in the United States	June 26, 2008
Joseph A. Podwika

EXHIBIT INDEX

Exhibit
Number	Description

4.1	PCS Nitrogen 401(k) Savings Plan.

4.2	White Springs Agricultural Chemicals, Inc. Savings and Investment Plan for Collective Bargaining Employees.

23.1	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on signature page).